News Release
For Immediate Release

OccuLogix Suspends RHEO™ System Clinical Development Program

Boston, MA—November 1, 2007— OccuLogix, Inc. (NASDAQ: OCCX; TSX: OC) today announced that following a comprehensive review of the respective costs and development time-lines associated with the products in its portfolio, and in light of the Company’s current financial position, its Board of Directors and management have indefinitely suspended its RHEO™ System clinical development program in Dry Age-Related Macular Degeneration.

OccuLogix management and advisors also continue to explore the full range of strategic alternatives available to enhance shareholder value, as previously disclosed in the Company’s press release of October 9, 2007.  These alternatives may include, but are not limited to, the raising of capital through the sale of securities, one or more strategic alliances and the combination, sale or merger of all or part of the Company.  OccuLogix stated that there can be no assurance that the exploration of strategic alternatives will result in a transaction.

The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a specific transaction.   Accordingly, while OccuLogix still intends to announce its Q3-07 financial results on Wednesday, November 7, 2007, it has decided to cancel the planned conference call previously scheduled for November 7, 2007 at 8:30 a.m. Eastern Time during which those results were to be discussed.

About OccuLogix, Inc.

OccuLogix (www.occulogix.com) is a healthcare company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q.  We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION PLEASE CONTACT:

OccuLogix, Inc.
Stephen Kilmer
VP, Investor & Public Affairs
(905) 602-0887 ext. 3904
stephen.kilmer@occulogix.com